EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-38925, 33-56227, 333-44825, 333-44819, 333-
43028, 333-43804, 333-83196 and 333-101669 of New England
Business Service, Inc. on Form S-8 of our report of Safeguard Business Systems, Inc. for the year ended December 31, 2002, dated February 18, 2003 (June 2, 2003 as to Note Q), appearing in this Current Report on Form 8-K/A for New England Business Service, Inc.

 /s/ Deloitte and Touche LLP

Philadelphia, Pennsylvania
August 13, 2003